Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Performance Plus Municipal Fund, Inc.
33-30997, 811-05809

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds
 fundamental policy relating to
investments in municipal securities and
below investment grade securities.


   For
           31,015,202
                    3,989
   Against
             2,664,030
                       614
   Abstain
             1,133,036
                         83
   Broker Non-Votes
             8,713,336
                  11,180
      Total
           43,525,604
                  15,866



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
           31,228,341
                    4,033
   Against
             2,389,570
                       561
   Abstain
             1,194,357
                         92
   Broker Non-Votes
             8,713,336
                  11,180
      Total
           43,525,604
                  15,866



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
           30,642,197
                    3,990
   Against
             2,931,662
                       598
   Abstain
             1,238,409
                         98
   Broker Non-Votes
             8,713,336
                  11,180
      Total
           43,525,604
                  15,866



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           30,540,286
                    3,936
   Against
             3,003,058
                       630
   Abstain
             1,268,924
                       120
   Broker Non-Votes
             8,713,336
                  11,180
      Total
           43,525,604
                  15,866



To approve the elimination of the
fundamental policy relating to
commodities.


   For
           30,384,824
                    3,926
   Against
             3,160,397
                       632
   Abstain
             1,267,047
                       128
   Broker Non-Votes
             8,713,336
                  11,180
      Total
           43,525,604
                  15,866



To approve the new fundamental policy
 relating to commodities.


   For
           30,532,211
                    3,982
   Against
             3,048,760
                       579
   Abstain
             1,231,297
                       125
   Broker Non-Votes
             8,713,336
                  11,180
      Total
           43,525,604
                  15,866



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 009006.